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                                                                    EXHIBIT 99-3



                           [ZENEX TELECOM LETTERHEAD]

                                  NEWS RELEASE

CONTACT: Marc Newman


                    FOR IMMEDIATE RELEASE: NOVEMBER 28, 2001
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                    ZENEX TELECOM ANNOUNCES NEW TICKER SYMBOL

OKLAHOMA CITY, OK - NOVEMBER 28, 2001 - Zenex Telecom, (Symbol: LWEI) announced today it is changing its ticker symbol to ZENX. The change will become effective as of the beginning of trading on Thursday November 29, 2001. Marc Newman Zenex Telecom CEO stated, "The new ticker symbol will allow investors to more easily associate our name and trading symbol."

FORWARD-LOOKING STATEMENTS: Statements about Zenex Telecom's future expectations, including future revenues, earnings and transactions, as well as all other statements in the press release other than historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Zenex Telecom intends that such forward-looking statements be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties and are subject to change at any time, Zenex Telecom's actual results and other corporate developments could differ materially from that which has been anticipated in such statements.